SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2006

COMMERCE DEVELOPMENT CORPORATION, LTD.
(Exact name of registrant as specified in Charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

9440 S. SANTA MONICA BLVD., SUITE 400
BEVERLY HILLS, CA  90210
(Address of Principal Executive Offices)

310-402-5901
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 18, 2006, Richard Gammill was appointed as a member of the Board of Directors. Richard Gammill is not a director of any other reporting company. Other than the Transactions described in Item 1.01 and Item 5.01 of the Form 8-K filed with the Securities and Exchange Commission on April 18, 2006 related to the change in control of the Registrant, no transactions occurred in the last two years to which the Registrant was a party in which Mr. Gammill had or is to have a direct or indirect material interest. Mr. Gammill is currently the sole director of the Registrant and no committees have been formed at this time.

Effective August 18, 2006, Mr. Jason Farber resigned as the sole member of the board of directors of the Registrant. There were no disagreements between Mr. Farber and any officer of the Registrant.

Effective August 18, 2006, Mr. Jason Farber resigned as President, Chief Executive Officer, Acting Chief Financial Officer and Secretary of the Registrant.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE DEVELOPMENT CORPORATION, LTD.

Date: August 23, 2006	By:	/s/ Richard Gammill
Name: Richard Gammill Title: Chief Executive Officer